CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 27, 2014, of Blue Water Global Group, Inc., relating to the audit of the financial statements as of December 31, 2013 and 2012, and for the years then ended and for the period from March 3, 2011 (inception) through December 31, 2013, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 14, 2014